EX - 2.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            VISIONEERING CORPORATION

MICHAEL TAYLOR AND KATHLEEN TAYLOR, hereby certify that:

They are the President and Secretary, respectively, of Visioneering Corporation, a Nevada corporation.

The Articles of Incorporation originally filed with the Nevada Secretary of State on August 31, 1995 are hereby amended as follows:

      ARTICLE ONE is amended to read in its entirety as follows:

      "[NAME]. The name of the corporation is

      ASIAMERICA ENERGY GROUP INC."

The foregoing amendment of Articles of Incorporation has been approved by a majority of the corporation's Board of Directors and a majority of the corporation's shareholders.

We have executed the Certificate of Amendment of the Articles of Incorporation on January 9, 1996.

/s/ Michael Taylor, President

/s/ Kathleen Taylor, Secretary


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